Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Preformed Line Products Company 2016 Incentive Plan of our reports dated March 11, 2016, with respect to the consolidated financial statements and schedule of Preformed Line Products Company, and the effectiveness of internal control over financial reporting of Preformed Line Products Company included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Cleveland, Ohio

November 4, 2016